Exhibit 10.2

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

among

UCI INTERNATIONAL, INC.,

UCI ACQUISITION HOLDINGS, INC.,

UNITED COMPONENTS, INC.,

and certain of its Subsidiaries

and

BANK OF AMERICA, N.A.,

as Administrative Agent

Dated as of September 23, 2010

i

6.8	Deficiency	18

SECTION 7	THE ADMINISTRATIVE AGENT	19
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	19
7.2	Duty of Administrative Agent	20
7.3	Execution of Financing Statements	21
7.4	Authority of Administrative Agent	21

SECTION 8	MISCELLANEOUS	21
8.1	Amendments in Writing	21
8.2	Notices	21
8.3	No Waiver by Course of Conduct; Cumulative Remedies	21
8.4	Successors and Assigns	21
8.5	Set-Off	22
8.6	Counterparts	22
8.7	Severability	22
8.8	Section Headings	22
8.9	Integration	22
8.10	GOVERNING LAW	22
8.11	Submission To Jurisdiction; Waivers	23
8.12	Acknowledgements	23
8.13	Additional Grantors	23
8.14	Release	23
8.15	Indemnification and Expense Reimbursement	24
8.16	WAIVER OF JURY TRIAL	24

Schedules

Schedule 1	Notice Addresses of Guarantors
Schedule 2	Description of Pledged Securities
Schedule 4	Jurisdiction of Organization, Identification Number and Location of Chief Executive Office
Schedule 5	Locations of Inventory and Equipment
Schedule 6	Intellectual Property
Schedule 7	Commercial Tort Claims

Annexes

Annex I	Assumption Agreement
Annex II	Acknowledgment and Consent
Annex III	Form of Deposit Account Control Agreement
Annex IV	Form of Intellectual Property Security Agreement

ii

GUARANTEE AND COLLATERAL AGREEMENT, dated as of September 23, 2010, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties (as defined below), including the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among UCI INTERNATIONAL, INC., a Delaware corporation (“Superholdings”), UCI ACQUISITION HOLDINGS, INC., a Delaware corporation (“Holdings”), UNITED COMPONENTS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), BANC OF AMERICA SECURITIES LLC and DEUTSCHE BANK SECURITIES INC. , as joint lead arrangers and joint bookrunners (in such capacity, the “Joint Lead Arrangers”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, the “Syndication Agent”), GENERAL ELECTRIC CAPITAL CORPORATION and KEYBANK NA, as co-documentation agents (the “Co-Documentation Agents”), and the Administrative Agent (the Administrative Agent, the Syndication Agent and the Co-Documentation Agents are referred to herein as the “Agents”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, certain of the Hedge Banks may enter into Secured Hedge Agreements with one or more of the Grantors and certain of the Cash Management Banks may enter into Secured Cash Management Agreements with one or more of the Grantors;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement and from the Secured Hedge Agreements and the Secured Cash Management Agreements; and

WHEREAS, it is a condition precedent to the obligation of (i) the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, (ii) the Cash Management Banks to enter into Secured Cash Management Agreements and (iii) the Hedge Banks to enter into Secured Hedge Agreements, that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

SECTION 1 DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodities Accounts, Contracts, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Securities Accounts and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Credit Agreement Obligations”: the collective reference to the unpaid principal of, premium, if any, and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent, the other Agents, the Joint Lead Arrangers, any Lender (including any L/C Issuer or Swing Line Lender) or any Indemnitee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, premium, if any, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Borrower Obligations”: the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Other Obligations, but only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto, and (iii) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of this Agreement).

“Borrower Other Obligations”: the collective reference to all obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in any Secured Hedge Agreement or Secured Cash Management Agreement, as applicable, after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post petition interest is allowed in such proceeding) to any Hedge Bank or Cash Management Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Secured Hedge Agreement, Secured Cash Management Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, premium, if any, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Hedge Bank or Cash Management Bank that are required to be paid by the Borrower pursuant to the terms of any Secured Hedge Agreement or Secured Cash Management Agreement).

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Deposit Account Control Agreement”: an agreement, in substantially the form set forth in Annex III hereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Excluded Assets”: the collective reference to (i) any contract, General Intangible, Copyright License, Patent License or Trademark License (“Intangible Assets”), or any Equipment subject to a purchase money security interest permitted pursuant to the terms of the Credit Agreement (“PMSI Assets”) in each case to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor’s right, title and interest in such Intangible Asset or PMSI Asset (A) is prohibited by legally enforceable provisions of any contract, agreement, instrument or indenture governing such Intangible Asset or PMSI Asset, (B) would give any other party to such contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder or (C) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained; provided, that in any event any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets to the extent that any of the foregoing is (or if it contained a provision limiting the transferability or pledge thereof would be) subject to Section 9-406 of the New York UCC, (ii) Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock” set forth in Section 1.1, (iii) Capital Stock of Unrestricted Subsidiaries and (iv) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of obtaining a security interest therein or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby.

“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Holding Company”: any Restricted Subsidiary of Borrower which was formed under the laws of the United States or any state of the United States or the District of Columbia substantially all of the assets of which consist of the Capital Stock and intercompany obligations of (1) one or more Restricted Subsidiaries that were not formed under the laws of the United States or any state of the United States or the District of Columbia and (2) other Foreign Subsidiary Holding Companies.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary or Foreign Subsidiary Holding Company. For avoidance of doubt, Foreign Subsidiary Voting Stock shall not include any voting Capital Stock of any Foreign Subsidiary or Foreign Subsidiary Holding Company owned by another Foreign Subsidiary or Foreign Subsidiary Holding Company.

“Guarantor Obligations”: with respect to any Guarantor, the collective reference to (i) any Guarantor Other Obligations of such Guarantor, but only to the extent that, and only so long as, the other Obligations of such Guarantor are secured and guaranteed pursuant hereto, and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantor Other Obligations”: the collective reference to all obligations and liabilities of a Guarantor (including, without limitation, interest accruing at the then applicable rate provided in any Secured Hedge Agreement or Secured Cash Management Agreement, as applicable, after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post petition interest is allowed in such proceeding) to any Hedge Bank or Cash Management Bank, as applicable, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Secured Hedge Agreement, Secured Cash Management Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, premium, if any, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Hedge Bank or Cash Management Bank, as applicable, that are required to be paid by such Guarantor pursuant to the terms of any Secured Hedge Agreement or Secured Cash Management Agreement, as applicable).

“Guarantors”: the collective reference to each Grantor other than the Borrower.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States laws or the laws of any state or other political subdivision thereof or arising under multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement”: an agreement, in substantially the form set forth in Annex IV hereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock” in this Section 1.1) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property and “Issuer” means any one of them individually.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor in excess of $1,000,000 (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC on the date hereof and, in any event, including, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold, leased, licensed, assigned or otherwise disposed of, or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Parties”: the collective reference to the Administrative Agent, the other Agents, the Lenders (including any L/C Issuer and any Swing Line Lender in its capacity as such) and any Hedge Bank party to a Secured Hedge Agreement and any Cash Management Bank party to a Secured Cash Management Agreement.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any other country or any political subdivision thereof, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2 GUARANTEE

2.1 Guarantee.

(a) (i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations (other than, in the case of each Guarantor, Borrower Obligations arising pursuant to clause (ii) of this Section 2.1(a) in respect of Guarantor Other Obligations in respect of which such Guarantor is a primary obligor).

(ii) The Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by each Guarantor when due (whether at stated maturity, by acceleration or otherwise) of the Guarantor Other Obligations of such Guarantor.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, (i) the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2) and (ii) the maximum liability of the Borrower under this Section 2 shall in no event exceed the amount which can be guaranteed by the Borrower under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) (i) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Guarantor contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

(ii) The Borrower agrees that the Guarantor Other Obligations may at any time and from time to time exceed the amount of the liability of the Borrower under this Section 2 without impairing the guarantee of the Borrower contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

(d) Subject to Section 8.14 hereof, the guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations (other than Borrower Obligations arising under Section 2.1(a)(ii) hereof) and the obligations of each Guarantor under the guarantee contained in this Section 2 (other than Guarantor Obligations in respect of Borrower Obligations arising under Section 2.1(a)(ii) hereof) shall have been satisfied by full and final payment in cash, no Letter of Credit shall be outstanding (other than Letters of Credit which have been Cash Collateralized) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations and any or all of the Guarantors may be free from their respective Guarantor Other Obligations.

(e) No payment (other than payment in full) made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations or the Guarantor Other Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower or any Guarantor under this Section 2 which shall, notwithstanding any such payment (other than any payment made by the Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Other Obligations or any payment received or collected from the Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Other Obligations), remain liable for the Borrower Obligations and the Guarantor Other Obligations up to the maximum liability of the Borrower or such Guarantor hereunder until the Borrower Obligations and the Guarantor Other Obligations are fully and finally paid in cash, no Letter of Credit shall be outstanding (other than Letters of Credit which have been Cash Collateralized) and the Commitments are terminated.

2.2 Right of Contribution.

(a) Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder or the Guarantor Other Obligations, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.

(b) The Borrower and each Guarantor agrees that to the extent that the Borrower or any Guarantor shall have paid more than its proportionate share of any payment made hereunder in respect of any Guarantor Other Obligation of any other Guarantor, the Borrower or such Guarantor, as the case may be, shall be entitled to seek and receive contribution from and against the Borrower and any other Guarantor which has not paid its proportionate share of such payment.

(c) The Borrower’s and each Guarantor’s right of contribution under this Section 2.2 shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of the Borrower or any Guarantor to the Administrative Agent and the Secured Parties, and the Borrower and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by the Borrower or such Guarantor hereunder.

2.3 Subrogation. Notwithstanding any payment made by the Borrower or any Guarantor hereunder or any set-off or application of funds of the Borrower or any Guarantor by the Administrative Agent or any Secured Party, neither the Borrower nor any Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations or the Guarantor Other Obligations, nor shall the Borrower or any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by the Borrower or such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Secured Parties by the Borrower on account of the Borrower Obligations and the Guarantor Other Obligations are fully and finally paid in cash, no Letter of Credit shall be outstanding (other than Letters of Credit which have been Cash Collateralized) and the Commitments are terminated. If any amount shall be paid to the Borrower or any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been fully and finally paid in cash, such amount shall be held by the Borrower or such Guarantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of the Borrower or such Guarantor, and shall, forthwith upon receipt by the Borrower or such Guarantor, be turned over to the Administrative Agent in the exact form received by the Borrower or such Guarantor (duly indorsed by the Borrower or such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations or the Guarantor Other Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4 Amendments, etc. with respect to the Borrower Obligations. The Borrower and each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower or any Guarantor and without notice to or further assent by the Borrower or any Guarantor, any demand for payment of any of the Borrower Obligations or Guarantor Other Obligations made by the Administrative Agent or any Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Borrower Obligations or Guarantor Other Obligations continued, and the Borrower Obligations or Guarantor Other Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Secured Party (with the consent of such of the Borrower and the Guarantor as shall be required thereunder), and the Secured Hedge Agreements, Secured Cash Management Agreements, the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may (with the consent of such of the Borrower and the Guarantor as shall be required thereunder) deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations or Guarantor Other Obligations may (with the consent of such of the Borrower and the Guarantor as shall be required thereunder) be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Secured Party shall, except to the extent set forth in, and for the benefit of the parties to, the agreements and instruments governing such Lien or guarantee, have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or Guarantor Other Obligations or for the guarantees contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional.

(a) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations (other than any notice with respect to any Guarantor Other Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Secured Hedge Agreement or Secured Cash Management Agreement) and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, with respect to the Loan Documents likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations (other than any diligence, presentment, protest, demand or notice with respect to any Guarantor Other Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Secured Hedge Agreement or Secured Cash Management Agreement). Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance (other than a defense of payment or performance). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(b) The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Other Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee by the Borrower contained in this Section 2 or acceptance of the guarantee by the Borrower contained in this Section 2; the Guarantor Other Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee by the Borrower contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, with respect to any Guarantor Other Obligation likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee by the Borrower contained in this Section 2. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower with respect to the Guarantor Other Obligations. The Borrower understands and agrees that the guarantee by the Borrower contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Guarantor Other Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Person against the Administrative Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the applicable Guarantor for the applicable Guarantor Other Obligations, or of the Borrower under its guarantee contained in this Section 2, in bankruptcy or in any other instance (other than a defense of payment or performance). When making any demand under this Section 2 or otherwise pursuing its rights and remedies under this Section 2 against the Borrower, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Guarantor or any other Person or against any collateral security or guarantee for the Guarantor Other Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against the Borrower under this Section 2. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations or Guarantor Other Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. The Borrower and each Guarantor hereby guarantees that payments by it hereunder will be paid to the Administrative Agent without set-off or counterclaim (i) in the case of obligations in respect of Borrower Obligations arising under the Credit Agreement or any other Loan Document in Dollars at the Payment Office specified in the Credit Agreement and (ii) in the case of obligations in respect of any Borrower Other Obligations or any Guarantor Other Obligations, in the currency and at the place specified in the applicable Secured Hedge Agreement or Secured Cash Management Agreement.

SECTION 3 GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Contracts;

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all General Intangibles;

(h) all Instruments;

(i) all Intellectual Property;

(j) all Inventory;

(k) all Investment Property;

(l) all Letter-of-Credit Rights;

(m) all Commercial Tort Claims to the extent they have been listed on Schedule 7 or notified to the Administrative Agent pursuant to Section 6.13(l) of the Credit Agreement;

(n) all Goods and other personal property not otherwise described above;

(o) all books and records pertaining to the Collateral; and

(p) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that the Collateral shall not include any Excluded Assets and, provided, further, that notwithstanding anything to the contrary contained in the foregoing clauses (a) through (p), no Grantor shall be required to (w) enter into control agreements or otherwise perfect any security interest by “control” (x) perfect any security interest in motor vehicles or other assets covered by a certificate of title, in Letter-of-Credit Rights or leasehold interests (except, in each case, by the filing of financing statements under the Uniform Commercial Code of the applicable jurisdiction), (y) perfect any security interest in fixtures, except to the extent that the same are Equipment or are related to real property covered by a mortgage in favor of the Secured Parties or (z) take any action in any jurisdiction to create any security interest in assets located or titled outside of the United States of America or to perfect any security interest in such assets, including, without limitation intellectual property in foreign jurisdictions, or to enter into any security agreements or pledge agreements governed by the laws of any jurisdiction outside the United States of America (collectively, the “Perfection Exceptions”).

SECTION 4 REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Secured Parties to enter into the Credit Agreement, the Secured Cash Management Agreements and the Secured Hedge Agreements and to induce the Secured Parties to make their respective extensions of credit or financial accommodations to the Borrower and the Grantors thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Secured Party that:

4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct on each date on which such representations are made or deemed made pursuant to the terms of the Credit Agreement (except, to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date), and the Administrative Agent and each Secured Party shall be entitled to rely on each of such representations and warranties as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.

4.2 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office are specified on Schedule 4.

4.3 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods and other than Inventory and Equipment not to exceed $100,000 individually and $1,000,000 in the aggregate that may be located in other locations) are kept at the locations listed on Schedule 5.

4.4 Farm Products. As of the date hereof, none of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.5 Investment Property.

(a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) All the shares of the Pledged Stock of any issuer that is a corporation have been duly and validly issued and are fully paid and nonassessable.

(c) To the best of such Grantor’s knowledge, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.6 Receivables. As of the date hereof, none of the obligors on any Receivable is a Governmental Authority, except for Receivables constituting not more than 5% of the face amount of all Receivables.

4.7 Intellectual Property.

(a) Schedule 6 lists all material Intellectual Property owned by such Grantor in its own name on the date hereof.

(b) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

4.8 [Reserved].

4.9 Commercial Tort Claims. Schedule 7 is a complete and correct description of all Commercial Tort Claims owned by such Grantor on the date hereof.

SECTION 5 COVENANTS

To induce the Administrative Agent and the Secured Parties to enter into the Credit Agreement, the Secured Cash Management Agreements and the Secured Hedge Agreements and to induce the Secured Parties to make their respective extensions of credit or financial accommodations to the Borrower and the Grantors thereunder, each Grantor hereby covenants to the Administrative Agent and each Secured Party that each Grantor will take the following actions with respect to its Collateral:

5.1 Covenants in Credit Agreement. Take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

5.2 Delivery of Instruments, Certificated Securities and Chattel Paper. Except for Receivables which such Grantor expects to transfer within 90 days of the date of the origination of such Receivables pursuant to an Approved Factoring Arrangement or as otherwise permitted by Section 7.5(s) of the Credit Agreement, if any amount in excess of $3,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, promptly give notice to the Administrative Agent of such occurrence and, upon request of the Administrative Agent deliver such Instrument, Certificated Security or Chattel Paper to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.3 Maintenance of Perfected Security Interest; Further Documentation.

(a) Maintain the security interest created by this Agreement as a perfected security interest, subject to the Perfection Exceptions, having at least the priority described in Section 4.19 of the Credit Agreement and use commercially reasonable efforts to defend such security interest against the claims and demands of all Persons whomsoever (other than holders of Liens permitted by Section 7.3 of the Credit Agreement).

5.4 Changes in Location; Name,. etc. Promptly, but in no event later than 5 days (or such longer period that the Administrative Agent may agree to) after such occurrence provide notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein not:

(i) change in its jurisdiction of organization or the location of its chief executive office from that referred to in Section 4.2; or

(ii) change in its name.

5.5 [Reserved].

5.6 Investment Property.

(a) If such Grantor becomes entitled to receive or receives any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization) in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, deliver the same promptly to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms of this Agreement, as additional collateral security for the Obligations.

(b) In the case of each Grantor which is an Issuer, (i) comply with the terms of this Agreement and the Credit Agreement relating to the Pledged Securities issued by it insofar as such terms are applicable to it, (ii) notify the Administrative Agent promptly in writing of the occurrence of any of the events described in the foregoing clause (a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 6.3(c) of this Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) of this Agreement with respect to the Pledged Securities issued by it.

(c) In the case of each Grantor which is an Issuer and is also a partnership or a limited liability company (i) ensure that none of the terms of any equity interest issued by it provides that such equity interest is a “security” within the meaning of Sections 8-102 and 8-103 of the New York UCC (a “Security”) unless such Grantor complies with the foregoing clause (a) with respect to such equity interest, and (ii) refrain from issuing any certificate representing any such equity interest, unless, in each case, all required actions have been or substantially concurrently are taken to cause the Administrative Agent to have “control” (within the meaning of Section 8-106 of the New York UCC) of such Security consistent with the requirements of the foregoing clause (a).

5.7 Intellectual Property.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, either itself or through licensees (i) continue to use each Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and (iv) not do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, not do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public.

(c) Except as could not reasonably be expected to have a Material Adverse Effect, (i) employ each Copyright, (ii) not do any act or knowingly omit to do any act whereby any of the Copyrights may become invalidated or otherwise impaired and (iii) not do any act whereby any of the Copyrights may fall into the public domain.

(d) Except as could not reasonably be expected to have a Material Adverse Effect, take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(e) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, (i) take such actions (if any) as the Borrower shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such infringement, misappropriation or dilution could reasonably be expected to have a Material Adverse Effect, promptly notify the Administrative Agent after it obtains actual knowledge thereof.

(f) On the date hereof (with respect to Intellectual Property arising under United States laws or the laws of any state or other political subdivision thereof and owned by such Grantor on the date hereof) and thereafter, at the request of the Administrative Agent after any acquisition by such Grantor of ownership interest in any item of the Intellectual Property arising under United States laws or the laws of any state or other political subdivision thereof, execute or otherwise authenticate from time to time an Intellectual Property Security Agreement for recording the security interest granted hereunder to the Administrative Agent in such Intellectual Property with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other Governmental Authorities necessary to perfect the security interest hereunder in such Intellectual Property.

5.8 Commercial Tort Claims. If any Grantor shall at any time commence a suit, action or proceeding with respect to any Commercial Tort Claim held by it with a value which such Grantor reasonably believes to be of $10,000,000 or more, promptly notify the Administrative Agent thereof in a writing signed by such Grantor and describing the details thereof and grant to the Administrative Agent for the benefit of the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

SECTION 6 REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables.

(a) If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) of the Credit Agreement, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) If an Event of Default has occurred and is continuing, at the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all orders, invoices and shipping receipts, including, if reasonably required by the Administrative Agent pursuant to its exercise of rights under this Section 6, the originals of the same.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) of the Credit Agreement if the Administrative Agent shall have given the Borrower notice of its intent to exercise remedies under this Section 6, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Stock.

(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice and to exercise all voting and corporate rights with respect to the Pledged Securities.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) unless otherwise expressly provided in the Credit Agreement, the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.

6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default under Section 8(a) of the Credit Agreement shall occur and be continuing, upon the request of the Administrative Agent if the Administrative Agent shall have given notice of its intent to exercise remedies under this Section 6, all Proceeds received by any Grantor consisting of cash, checks and Instruments shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the order prescribed by, and as otherwise provided in, Section 8.3 of the Credit Agreement.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise expressly required by the Loan Documents) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived unless otherwise expressly required by the Loan Documents), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6 with respect to any Grantor’s Collateral, after deducting all reasonable out-of-pocket costs actually incurred and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral of such Grantor or in any way relating to the Collateral of such Grantor or the rights of the Administrative Agent and the Secured Parties hereunder with respect thereto, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of such Grantor, in the order specified in Section 6.5, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent (except as otherwise expressly provided in the Loan Documents) or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7 Registration Rights. Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

SECTION 7 THE ADMINISTRATIVE AGENT

7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary, in the Administrative Agent’s reasonable judgment, to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(vi) license or sublicense whether on an exclusive or non-exclusive basis, any Intellectual Property for such term and on such conditions and in such manner as the Administrative Agent shall in its sole judgment determine and, in connection therewith, such Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a royalty-free, world-wide irrevocable license of its Intellectual Property.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, after the occurrence and during the continuance of an Event of Default, the Administrative Agent, at its option, but without any obligation so to do, after providing notice to such Grantor, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The reasonable expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their officers, directors, employees or agents.

7.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property” or “all assets” in any such financing statements.

7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. Notwithstanding any other provision herein or in any Loan Document, the only duty or responsibility of the Administrative Agent to the Hedge Banks and the Cash Management Banks under this Agreement is the duty to remit to each such Hedge Bank and Cash Management Bank any amounts to which it is entitled pursuant to Section 6.5.

SECTION 8 MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement. No consent of any Hedge Bank or Cash Management Bank shall be required for any waiver, amendment, supplement or other modification to this Agreement.

8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement (except as otherwise expressly provided herein); provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent except in connection with a transaction expressly permitted by Section 7.4(a) or (b) of the Credit Agreement.

8.5 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Secured Party at any time and from time to time while an Event of Default pursuant to Section 8(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any amount becoming due and payable by each Grantor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace period) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party to or for the credit or the account of such Grantor. The Administrative Agent and each Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.

8.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTIONS OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTIONS.

8.11 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.12 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.13 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5 of this Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto (it being understood, for the avoidance of doubt, that the other Grantors will not be required to execute such Assumption Agreement).

8.14 Release.

(a) At such time as the Loans, the Unreimbursed Amounts and the other Obligations (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) shall have been paid in full, the Commitments have been terminated and no Letters of Credit (other than Letters of Credit which have been Cash Collateralized) shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of, or such Grantor shall otherwise cease to be a Subsidiary, in each case pursuant to a transaction expressly permitted by the Credit Agreement.

(c) No consent of any Hedge Bank or Cash Management Bank shall be required for any release of Collateral or Guarantors pursuant to this Section.

8.15 Indemnification and Expense Reimbursement. The provisions of Section 10.4 of the Credit Agreement are hereby incorporated herein by reference and shall apply to each Grantor as is specifically set forth herein.

8.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

UCI INTERNATIONAL, INC.

By:	/s/ Mark Blaufuss
	Name:	Mark Blaufuss
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

UCI ACQUISITION HOLDINGS, INC.

By:	/s/ Mark Blaufuss
	Name:	Mark Blaufuss
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

UNITED COMPONENTS, INC.

By:	/s/ Mark Blaufuss
	Name:	Mark Blaufuss
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

AIRTEX INDUSTRIES, LLC

By:	/s/ David Forbes
	Name:	David Forbes
	Title:	Assistant Treasurer

AIRTEX PRODUCTS, LP.

By:	/s/ David Forbes
	Name:	David Forbes
	Title:	Assistant Treasurer

ASC HOLDCO., INC.

By:	/s/ David Forbes
	Name:	David Forbes
	Title:	Assistant Treasurer

Signature Page to Guarantee and Collateral Agreement

ASC INDUSTRIES, INC.

By:	/s/ David Forbes
	Name:	David Forbes
	Title:	Assistant Treasurer

ASC INTERNATIONAL, INC.

By:	/s/ David Forbes
	Name:	David Forbes
	Title:	Assistant Treasurer

CHAMPION LABORATORIES, INC.

By:	/s/ David Forbes
	Name:	David Forbes
	Title:	Assistant Treasurer

FUEL FILTER TECHNOLOGIES, INC.

By:	/s/ David Forbes
	Name:	David Forbes
	Title:	Assistant Treasurer

UCI PENNSYLVANIA, INC.

By:	/s/ David Forbes
	Name:	David Forbes
	Title:	Assistant Treasurer

UCI-AIRTEX HOLDINGS, INC.

By:	/s/ David Forbes
	Name:	David Forbes
	Title:	Assistant Treasurer

Signature Page to Guarantee and Collateral Agreement

UCI INVESTMENTS, L.L.C.

By:	/s/ David Forbes
	Name:	David Forbes
	Title:	Assistant Treasurer

UCI – WELLS HOLDINGS, L.L.C.

By:	/s/ David Forbes
	Name:	David Forbes
	Title:	Assistant Treasurer

WELLS MANUFACTURING, L.P.

By:	/s/ David Forbes
	Name:	David Forbes
	Title:	Assistant Treasurer

WELLS MEXICO HOLDINGS CORP.

By:	/s/ David Forbes
	Name:	David Forbes
	Title:	Assistant Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Lilliana Claar
	Name:	Lilliana Claar
	Title:	Vice President

Signature Page to Guarantee and Collateral Agreement

Schedule 1: Notice Addresses of Guarantors

Schedule 2: Description of Pledged Securities

Schedule 4: Jurisdiction of Organization, Identification Number

and Location of Chief Executive Office

Schedule 5: Locations of Inventory and Equipment

Schedule 6: Intellectual Property

Schedule 7: Commercial Tort Claims

Annex I

to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of _______________, 201_, made by _____________, a ________corporation (the “Additional Grantor”), in favor of BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, United Components, Inc. (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of September [__], 2010, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of September [__], 2010, (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Lenders;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.13 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ______* to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

*	Refer to each Schedule which needs to be supplemented.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex II

to

Guarantee and Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of September [__], 201_, (the “Agreement”), made by the Grantors parties thereto for the benefit of BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement. The undersigned acknowledges that a security interest in its Capital Stock (subject to the exclusions and limitations set forth in the Agreement) has been granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Agreement, and hereby consents to such security interest.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Annex III

to

Guarantee and Collateral Agreement

Form of Deposit Account Control Agreement

[Bank Name] (together with its successors and assigns, the “Bank”) maintains the deposit accounts used by or on behalf of [the Grantor] [[Grantor Name], [Grantor Description] (together with its successors and permitted assigns, the “Grantor”)] listed on Schedule I hereto as “Operating Accounts” (collectively, the “Operating Accounts” and, together with any other deposit accounts at any time established or maintained at the Bank by or for the benefit of the Grantor or to which any funds of the Grantor are at any time remitted or deposited, but excluding (A) any deposit accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Grantor to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Grantor and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Grantor and (B) any segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) taxes accounts, payroll accounts and trust accounts, each a “Deposit Account” and, collectively, the “Deposit Accounts”).

The Grantor and Bank of America, N.A. (together with its successor or successors in such capacity, the “Administrative Agent”) have entered into a Guarantee and Collateral Agreement dated as of the date hereof (as the same may be amended, supplemented or modified from time to time, the “Security Agreement”), under which the Grantor has granted a security interest in favor of the Administrative Agent in all right, title and interest of the Grantor in, to and under: (i) the Deposit Accounts; (ii) all checks, money orders, drafts, instruments, electronic funds transfers and other items and forms of remittance and all funds and other amounts at any time paid, deposited or credited (whether for collection, provisionally or otherwise), held or otherwise in the possession or under the control of, or in transit to, the Bank or any agent or custodian thereof for credit to or to be deposited in any Deposit Account; (iii) all funds and cash balances or other amounts in or attributable to any Deposit Account; and (iv) any and all proceeds of any of the foregoing (the Deposit Accounts and all of such other items of collateral being herein referred to collectively as the “Deposit Account Collateral”) to secure the payment and performance of the Finance Obligations (as defined in the Security Agreement). Capitalized terms defined or used in the Security Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The Grantor desires that the Bank enter into this Deposit Account Control Agreement (as amended, supplemented or modified from time to time, this “Agreement”) to perfect the security interest of the Administrative Agent in the Deposit Account Collateral, to vest in the Administrative Agent control of the Deposit Accounts and to provide for the rights of the parties under this Agreement.

Accordingly, the parties hereto agree as follows:

Section 1. Control by the Administrative Agent. (a) Notwithstanding any other term or provision of this Agreement or any other agreement between the Bank and the Grantor or otherwise, the Bank is hereby authorized and directed by the Grantor to, and the Bank agrees that, until the payment in full of all Finance Obligations and until (i) there is no Commitment by any Secured Party to make further advances, incur obligations or otherwise give value or, if sooner, (ii) the termination of this Agreement in accordance with the terms hereof, the Bank will comply with instructions (within the meaning of Section 8-102(a)(12) of the Uniform Commercial Code) originated by the Administrative Agent directing the disposition of funds from time to time in any Deposit Account or as to any other matters relating to any Deposit Account or any of the other Deposit Account Collateral without further consent by the Grantor (which instructions may include the giving of stop payment orders for any items being presented to a Deposit Account for payment). The Bank is hereby irrevocably authorized by the Grantor to change the designation of the customer on any Deposit Account to the Administrative Agent upon the request of the Administrative Agent, and the Bank shall so change the customer designation promptly upon such request by the Administrative Agent.

(b) In addition, effective upon the receipt by the Bank of written notice from the Administrative Agent that the Administrative Agent is exercising exclusive control over the Deposit Accounts (such notice being referred to as a “Notice of Exclusive Control”), the Bank shall not permit the Grantor or any of its Affiliates to withdraw any amounts from, to draw upon or to otherwise exercise any authority or powers with respect to the Deposit Accounts and all Deposit Account Collateral related thereto, and the Bank shall not at any such time honor any instructions of the Grantor or any of its Affiliates with respect to the Deposit Accounts, other than those approved in writing by the Administrative Agent or a court of competent jurisdiction, until such notice is rescinded by the Administrative Agent. Until the receipt by the Bank of a Notice of Exclusive Control, the Grantor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts.

(c) Upon receipt of notice from the Administrative Agent from time to time, the Bank shall transfer collected funds from the Deposit] Accounts, at the Grantor’s cost and expense, by wire transfer or by the ACH method (or other means acceptable to the Administrative Agent) solely to the Administrative Agent’s account, Account No. [INSERT CASH PROCEEDS ACCOUNT NUMBER], Attn: [Agency Services], at the Administrative Agent’s office located at [INSERT ADMINISTRATIVE AGENT NOTICE ADDRESS], ABA No. [INSERT CASH PROCEEDS ACCOUNT ABA NUMBER] or otherwise to the order of the Administrative Agent.

Section 2. Maintenance of Deposit Accounts: In addition to, and not in lieu of, the obligations of the Bank to honor instructions of the Administrative Agent, etc. as agreed in Section 1 hereof, the Bank agrees to maintain the Deposit Accounts as follows:

(a) Maintenance of Deposit Accounts Generally. The Bank shall follow its usual operational procedures for the handling of any checks, money orders, drafts, instruments, electronic funds transfers or other forms of remittance and all funds of the Grantor received in or for credit or deposit to a Deposit Account and shall maintain a record of all such Deposit Account Collateral.

(b) Interest. Until such time as the Bank receives a Notice of Exclusive Control delivered by the Administrative Agent in accordance with Section 1(b) above, the Grantor may direct the Bank with respect to the retention and/or distribution of interest and other payments on Deposit Account Collateral deposited in or credited to the Deposit Accounts.

(c) Statements and Confirmations. Copies of all statements of account, reports, deposit tickets, deposited items, debit and credit advices and records and communications concerning the Deposit Accounts and/or any Deposit Account Collateral deposited therein or credited thereto shall be sent by the Bank to each of the Grantor and the Administrative Agent at their respective addresses referred to in Section 6 below.

2

(d) Tax Reporting. All items of income, gain, expense and loss recognized in the Deposit Accounts shall be reported to the Internal Revenue Service and all state and local taxation authorities under the name and taxpayer identification number of the Grantor.

(e) Notices of Adverse Claims. Upon receipt of notice of any lien, charge or other adverse claim against any Deposit Account Collateral (including any writ, garnishment, judgment, warrant of attachment, execution or similar process), the Bank will promptly notify the Administrative Agent and the Grantor thereof.

Section 3. No Liability of Bank. This Agreement shall not subject the Bank to any obligation or liability except as expressly set forth herein. In particular, the Bank shall have no duty to investigate whether the obligations of the Grantor to the Administrative Agent or any other Secured Party are in default or whether the Administrative Agent is entitled under the Security Agreement or otherwise to give any instructions or Notice of Exclusive Control. The Bank is fully entitled to rely upon such instructions as it believes in good faith to have originated from the Administrative Agent (even if such instructions are contrary to or inconsistent with any instructions or demands given by the Grantor).

Section 4. Subordination of Lien; Waiver of Set-Off. If the Bank has or subsequently obtains by agreement, operation of Law or otherwise a security interest or other Lien in any Deposit Account or any Deposit Account Collateral deposited therein or credited thereto, the Bank hereby agrees that such security interest or other Lien shall be subordinate to the security interest of the Administrative Agent. The Deposit Account Collateral will not be subject to deduction, set-off, banker’s lien or any other right in favor of any other Person other than the Administrative Agent, except that the Bank may set off (i) all amounts due to the Bank in respect of its customary fees and expenses for the Deposit Accounts, (ii) the amount of any checks, automated clearinghouse transfers or other forms of remittance that have been credited to any Deposit Account and subsequently returned unpaid and (iii) any overdrafts arising as a result thereof.

Section 5. Representations, Warranties and Covenants of the Bank. The Bank hereby represents, warrants and covenants that:

(a) The Bank has established the Deposit Accounts in the name of the Grantor. Effective as of the date of this Agreement, the title of the Collection Account shall be changed to “Grantor Name - Bank of America, N.A. Collection Account”. Except as provided in the foregoing sentence, the Bank shall not change the name or account number of any Deposit Account without the prior written consent of the Administrative Agent.

(b) Each Deposit Account is a “deposit account” as defined in the Uniform Commercial Code.

(c) Except for the claims and interest of the Administrative Agent and of the Grantor in the Deposit Account Collateral, the Bank does not know of any claim to, interest in or adverse claim to, any Deposit Account or any Deposit Account Collateral deposited therein or credited thereto.

(d) There are no other agreements entered into between the Bank and the Grantor with respect to any Deposit Account or any Deposit Account Collateral deposited therein or credited thereto, and the Bank has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to any Deposit Account and/or any Deposit Account Collateral deposited therein or credited thereto pursuant to which it has agreed or will agree to comply with instructions originated by such other Person as to the disposition of funds in or from the Deposit Accounts or with respect to any other dealings with any of the Deposit Account Collateral.

3

(e) The Bank will not agree that any Person other than the Grantor or the Administrative Agent is the Bank’s customer with respect to any Deposit Account.

(f) This Agreement constitutes a valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms.

(g) The Bank acknowledges that it holds and will hold possession of the Deposit Account Collateral consisting of instruments and money as bailee for the Administrative Agent and for the benefit of the Administrative Agent and the Secured Parties.

Section 6. Notices. All notices, requests or other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party:

(i) in the case of the Administrative Agent, at:

[Administrative Agent Notice Address];

(ii) in the case of the Grantor, at:

[Grantor Notice Address]; and

(iii) in the case of the Bank, at:

[Bank Notice Address].

Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this paragraph and electronic confirmation of receipt is received, (ii) if given by mail, 48 hours after such communication is deposited, certified mail, return receipt requested, in the mails with appropriate first class postage prepaid, addressed as aforesaid, or (iii) if given by other means, when delivered at the address specified in this paragraph. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this paragraph.

Section 7. Indemnification of the Bank. The Grantor agrees that (i) the Bank is released from any and all liabilities to the Grantor arising from the terms of this Agreement and the compliance by the Bank with the terms hereof, except to the extent that such liabilities arise from the Bank’s bad faith, willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final, non-appealable judgment or order, (ii) neither the Bank nor the Administrative Agent shall have any liability to the Grantor for wrongful dishonor of any items as a result of any instructions of the Administrative Agent and (iii) the Grantor, its successors and permitted assigns shall at all times indemnify the Bank, its affiliates and the respective directors, officers, trustees, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by, imposed on or asserted against such Indemnitee in connection with any investigation or administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the maintenance, delivery, control, acceptance, possession, return or other disposition of any Deposit Account or any Deposit Account Collateral on

4

deposit therein or credited thereto, the violation of the Laws of any country, state or other governmental body or unit, or any tort or contract claim; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or order.

Section 8. Conflicts with Other Agreements. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement (including any other agreement between the Bank and the Grantor with respect to the Deposit Accounts) now existing or hereafter entered into, the terms of this Agreement shall control.

Section 9. Amendments and Waivers. Any provision of this Agreement may be amended, modified or waived if, but only if, such amendment or waiver is in writing and is signed by the Grantor, the Administrative Agent and the Bank.

Section 10. Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Administrative Agent and the Secured Parties and their respective successors and permitted assigns. In the event of an assignment of all or any of the Finance Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. Notwithstanding the foregoing, the Administrative Agent may assign its rights hereunder only with the express written consent of the Bank and by sending written notice of such assignment to the Grantor.

Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, except as otherwise required by mandatory provisions of Law. Notwithstanding any provision in any other agreement, for purposes of the Uniform Commercial Code, New York shall be deemed to be the Bank’s “jurisdiction” within the meaning of Section 9-304 of the Uniform Commercial Code.

Section 12. Severability.

(a) All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.

(b) If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by Law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

Section 13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Administrative Agent shall receive counterparts hereof executed by itself, the Bank and the Grantor. Delivery of an executed counterpart of this Agreement by facsimile shall have the same force and effect as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile shall also deliver an original executed counterpart, but failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

5

Section 14. Termination. Except as hereinafter set forth, the obligations of the Bank to the Administrative Agent pursuant to this Agreement shall continue in effect until the Security Interests of the Administrative Agent in the Deposit Accounts have been terminated pursuant to the terms of the Security Agreement and the Administrative Agent has notified the Bank of such termination in writing. The Administrative Agent agrees to provide such notice of termination upon the request of the Grantor on or after the termination of the Administrative Agent’s Security Interest in the Deposit Accounts pursuant to the terms of the Security Agreement. The Bank may terminate this Agreement only upon 30 days’ notice to the Administrative Agent, by canceling the Deposit Accounts and transferring all funds, if any, deposited in or credited to the Deposit Accounts to another deposit account with another bank to be designated by the Administrative Agent or otherwise to the order of the Administrative Agent. After any such termination, the Bank shall nonetheless be obligated promptly to transfer to such other bank anything from time to time received in or for credit to the Deposit Account. The termination of this Agreement shall not terminate any Deposit Account or alter the obligations of the Bank to the Grantor pursuant to any other agreement with respect to the Deposit Accounts.

[Signature Pages Follow]

6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

GRANTOR:	[____________________]

By:
Name:
Title:

[Address]
Attention:
Telephone:
Telecopier:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Address]
Attention:
Telephone:
Telecopier:

2

DEPOSITARY BANK:	[DEPOSITARY BANK NAME]

By:
Name:
Title:

[Address]
Attention:
Telephone:
Telecopier:

3

Annex IV

to

Guarantee and Collateral Agreement

Form of Intellectual Property Security Agreement

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated September __, 2010, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, United Components, Inc., a Delaware corporation, has entered into a Credit Agreement dated as of September __, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with UCI Acquisition Holdings, Inc., a Delaware corporation (“Holdings”), the Administrative Agent, the other Agents named therein and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, as a condition precedent to the making of the Loans by the Lenders under the Credit Agreement, the entry into Secured Hedge Agreements by the Hedge Banks from time to time and the entry into Secured Cash Management Agreements by the Cash Management Banks from time to time, each Grantor has executed and delivered that certain Guarantee and Collateral Agreement dated September __, 2010 made by the Grantors to the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”).

WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have granted to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property (including any after-acquired intellectual property) of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and any other appropriate governmental authorities within the United States.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

provided that notwithstanding anything to the contrary contained in the foregoing clauses (i) through (vi), the security interest created hereby shall not extend to, and the term “Collateral,” shall not include any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, or agreement, or create a right of termination in favor of any other party thereto (other than any Grantor), in each case to the extent not rendered unenforceable pursuant to applicable provisions of the UCC or other applicable law, provided, that the Collateral includes proceeds and receivables of any property excluded under the foregoing proviso, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition.

SECTION 2. Supplement to Guarantee and Collateral Agreement. Upon the acquisition of any additional Collateral, Schedule III to the Guarantee and Collateral Agreement shall, effective as of the date of such acquisition, be supplemented to add such Collateral to the Schedule.

SECTION 3. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents (as such Loan Documents may be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 4. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable domestic government officer record this IP Security Agreement.

SECTION 5. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

2

SECTION 6. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Administrative Agent with respect to the Collateral are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 7. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

UNITED COMPONENTS, INC., as Grantor

By:
Name:
Title:

Address for Notices:

_____________________________

_____________________________

_____________________________

UCI ACQUISITION HOLDINGS, INC., as Grantor

By:
Name:
Title:

Address for Notices:

_____________________________

_____________________________

_____________________________

UCI INTERNATIONAL, INC., as Grantor

By:
Name:
Title:

Address for Notices:

_____________________________

_____________________________

_____________________________

[OTHER GRANTOR], as Grantor

By:
Name:
Title:

Address for Notices:

_____________________________

_____________________________

_____________________________

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title: